CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Assured Pharmacy, Inc. for the year ended December 31, 2005, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Annual Report on Form 10-KSB of Assured Pharmacy, Inc. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended December 31, 2005, fairly presents in all material respects, the financial condition and results of operations of Assured Pharmacy, Inc..

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	March 31, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Assured Pharmacy, Inc. and will be retained by Assured Pharmacy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.